Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-268091-01 and 333-256637-01 on Forms S-3 of our reports dated February 12, 2024, relating to the consolidated financial statements of Brixmor Operating Partnership LP and Subsidiaries, and the effectiveness of Brixmor Operating Partnership LP and Subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
February 12, 2024